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                                                     STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                  DIVISION OF CORPORATIONS
                                                 FILED 04:30 PM 06/01/1998
                                                    981209942 - 2903133

                           CERTIFICATE OF FORMATION

                                       OF

                             CALENERGY MINERALS LLC


     1.   The name of the limited liability company is CalEnergy Minerals LLC.


     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


     3.   This Certificate of formation shall be effective February 12, 1998.


     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of CalEnergy Minerals LLC this 12th day of February, 1998.






                                        /s/ Douglas L. Anderson
                                        -------------------------
                                          Douglas L. Anderson
                                          Authorized Person